EXHIBIT 23.0



                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to the Registration Statement of Powernomics Enterprise Corporation (the "Company") on Form SB-2 (File No. 333-39722) of our Independent Auditors' Report dated May 25, 2000 on the financial statements of the Company appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Ahearn, Jasco + Company, P.A.
---------------------------------

AHEARN, JASCO + COMPANY, P.A.
Certified Public Accountants

Pompano Beach, Florida
August 10, 2000


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